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                                                                     EXHIBIT 5.1



                           Thermo Electron Corporation
                                 81 Wyman Street
                        Waltham, Massachusetts 02454-9046




                                                                  April 24, 2000

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02454-9046

Re:      Registration Statement on Form S-4
         Relating to Common Stock, $1.00 par value, of Thermo Electron Corporation

Dear Sirs:

         I am General Counsel to Thermo Electron Corporation, a Delaware corporation (the "Company"), and have acted as its counsel in connection with the exchange offer by the Company for all issued and outstanding shares of Thermo Instrument Systems Inc., a majority-owned subsidiary of the Company ("Thermo Instrument"), and the filing of a Registration Statement on Form S-4 (the "Registration Statement") in order to register, under the Securities Act of 1933, as amended, the shares of the Company's Common Stock, $1.00 par value per share (the "Shares"), to be issued in exchange for the issued and outstanding shares of Thermo Instrument.

         I or a member of my legal staff have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I or a member of my legal staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

         2. The issuance of the Shares as contemplated in the Registration Statement has been duly authorized by the Company.
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         3. The Shares, when issued in accordance with the provisions of the
Merger Agreement, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Law of the State of Delaware ("Delaware Law") and reported judicial decisions interpreting Delaware Law.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to being named in the Registration Statement under the caption "LEGAL MATTERS".

                                                  Very truly yours,

                                                  /s/ Seth H. Hoogasian

                                                  Seth H. Hoogasian
                                                  General Counsel

THI 16832